UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2007

THE DRESS BARN, INC.
(Exact name of registrant as specified in its charter)

Connecticut
(State or other Jurisdiction of Incorporation)

0-11736	06-0812960
(Commission File	(I.R.S. Employer
Number)	Identification No.)

30 Dunnigan Drive, Suffern, New York	10901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(845) 369-4500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (ss General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement

On October 31, 2007, The Dress Barn, Inc. (the “Company”), the Lenders party thereto and JPMorgan Chase Bank, N.A., a national banking association, as administrative agent and collateral agent for such lenders, entered into a First Amendment of the Company’s Credit Agreement dated December 21, 2005. The agreement allows the Company to repurchase shares of its common stock pursuant to the Company’s stock buyback program, in an aggregate amount not to exceed $125,000,000 in any fiscal year.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1
First Amendment, dated as of October 25, 2007, to the Credit Agreement dated as of December 21, 2005 among The Dress Barn, Inc., a Connecticut corporation, the Lenders party thereto and JPMorgan Chase Bank, N.A., a national banking association, as administrative agent and collateral agent for such lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE DRESS BARN, INC.
(Registrant)

Date: November 1, 2007

/s/ Armand Correia
Armand Correia
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

99.1
First Amendment, dated as of October 25, 2007, to the Credit Agreement dated as of December 21, 2005 among The Dress Barn, Inc., a Connecticut corporation, the Lenders party thereto and JPMorgan Chase Bank, N.A., a national banking association, as administrative agent and collateral agent for such lenders.